MACKAY SHIELDS LLC
                      PROXY VOTING POLICIES AND PROCEDURES
                             REVISED MARCH 14, 2013

1. INTRODUCTION

MacKay Shields LLC ("MacKay Shields" or the "Firm"), has adopted these "Proxy Voting Policy and Procedures" (the "Policy") to ensure the Firm's compliance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and other applicable fiduciary obligations. The Policy applies to proxies relating to securities held by clients of MacKay Shields who have delegated the responsibility of voting proxies to the Firm. The Policy is designed to assist Firm employees in meeting their specific responsibilities in this area and to reasonably ensure that proxies are voted in the best interests of the Firm's clients.

2. STATEMENT OF POLICY

2.1 It is the policy of MacKay Shields that where the Firm has voting authority, all proxies are to be voted in the best interest of the client without regard to the interests of MacKay Shields or other related parties. Specifically, MacKay Shields shall not subordinate the interests of clients to unrelated objectives, including MacKay Shields' interests. MacKay Shields shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. For purposes of the Policy, the "best interests of clients" shall mean, unless otherwise specified by the client, the clients' best economic interests over the long term - that is, the common interest that all MacKay Shields clients share in seeing the value of a common investment increase over time. It is further the policy of the Firm that complete and accurate disclosure concerning its proxy voting policies and procedures and proxy voting records as required by the Advisers Act, be made available to its clients.

2.2 When proxies with respect to securities held by clients of MacKay Shields have not been received by MacKay Shields or its proxy voting service provider, MacKay Shields will make reasonable efforts to obtain missing proxies. MacKay Shields is not responsible for voting proxies it or its proxy voting service provider does not receive.

2.3 MacKay Shields may choose not to vote proxies under the following circumstances:

      o If the effect on the client's economic interests or the value of the portfolio holding is indeterminable or insignificant;
      o If the cost of voting the proxy outweighs the possible benefit to the client; or
      o If a jurisdiction imposes share blocking restrictions which prevent the Firm from trading shares.

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3. USE OF THIRD PARTY PROXY VOTING SERVICE PROVIDER

To discharge its responsibility, MacKay Shields has examined third-party services that assist in the researching and voting of proxies and the development of voting guidelines. After such review, the Firm has selected Institutional Shareholder Services, Inc., a wholly owned subsidiary of MSCI, Inc. ("ISS"), to research voting proposals, analyze the financial implications of voting proposals and vote proxies. MacKay Shields utilizes the research and analytical services, operational implementation, administration, record-keeping and reporting services provided by ISS.

4. PROXY VOTING GUIDELINES

4.1 MacKay Shields has determined that, except as set forth in Sections 6 and 7, proxies for non-union clients who so specify will be voted in accordance with the voting recommendations contained in the applicable ISS non-union domestic or global proxy voting guidelines, as in effect from time to time ("Non-Union Guidelines"). A summary of the current Non-Union Guidelines is attached as Exhibit A.

4.2 MacKay Shields has determined that, except as set forth in Sections 6 and 7, proxies for union or Taft-Hartley clients who so specify will be voted in accordance with the voting recommendations contained in the applicable ISS Taft-Hartley domestic or global proxy voting guidelines, as in effect from time to time ("Union Guidelines"). A summary of the current Union Guidelines is attached as Exhibit B.

4.3 For purposes of the Policy, the Non-Union and Union Guidelines are collectively referred to as the Standard Guidelines.

4.4 A client may choose to use proxy voting guidelines different from the Standard Guidelines ("Custom Guidelines"). Any Custom Guidelines must be furnished by the client to MacKay Shields in writing.

4.5 In the event the Standard Guidelines or any client's Custom Guidelines do not address how a proxy should be voted or state that the vote is to be determined on a "case-by-case" basis, the proxy will be voted in accordance with ISS recommendations, subject to Section 6. In the event that ISS has not made a recommendation, MacKay Shields will follow the procedure set forth in Section 7.

4.6 Notwithstanding the foregoing, MacKay Shields will vote a proxy with respect to a particular security held by a client in accordance with such client's specific request even if it is in a manner inconsistent with the Standard Guidelines or the client's Custom Guidelines, as the case may be. Any such specific requests must be furnished to MacKay Shields by the client in writing and must be received by MacKay on a timely basis for instructing ISS how to cast the vote.

4.7 In order to avoid possible conflicts of interest, MacKay Shields votes proxies based on the Standard Guidelines or a client's Custom Guidelines, as the case may be. However, it is recognized that the Firm's portfolio management team has the ultimate responsibility for proxy voting.

4.8 For clients using the Standard Guidelines, the Firm will instruct ISS to cast votes in accordance with the Standard Guidelines. For clients using Custom Guidelines, the Firm will provide ISS with a copy of such Custom Guidelines and will instruct ISS to cast votes in accordance with such Custom Guidelines. ISS will cast votes in accordance with the Standard Guidelines or Custom Guidelines, as the case may be, unless instructed otherwise by MacKay Shields as set forth in Sections 6 and 7. Upon receipt of a specific request from a client pursuant to Section 4.6, the Firm will instruct ISS to cast such client's proxy in accordance with such request.

5. CLIENT ACCOUNT SET-UP AND REVIEW

5.1 Initially, MacKay Shields must determine whether the client seeks to retain the responsibility of voting proxies, or seeks to delegate that responsibility to the Firm. The marketing or client service person responsible for setting up the account, in conjunction with MacKay's Legal/Compliance Department, will have primary responsibility for making that determination. In its sole discretion, the Firm may decline to accept authority to vote a client's proxies. Any such refusal shall be in writing.

5.2 If MacKay Shields has authority to vote a client's proxies, the marketing or client service person responsible for setting up the account will ask the client to specify in writing (which may be by e-mail) whether the Firm should vote proxies in accordance with the Non-Union Guidelines, Union Guidelines or Custom Guidelines.

5.3 In most cases, the delegation of voting authority to MacKay Shields, and the Firm's use of a third-party proxy voting service provider shall be memorialized in the client's investment management agreement.

5.4 MacKay Shields shall notify ISS of new client accounts using such form as ISS shall specify from time to time. Designated personnel within the Firm will be responsible for ensuring that each new client's account for which the Firm has proxy voting authority is established on the appropriate systems and that each such account is properly coded for voting under the appropriate Non-Union Guidelines, Union Guidelines or Custom Guidelines, as the case may be.

6. OVERRIDING GUIDELINES

A portfolio manager may propose that a particular proxy vote be cast in a manner different from the Standard Guidelines or a ISS voting recommendation, or may propose an abstention from voting, if he/she believes that to do so, based on all facts and circumstances, is in the best interest of the Firm's clients as a whole. Any portfolio manager who proposes to override the Standard Guidelines or a ISS voting recommendation on a particular vote or to abstain from voting must complete a Proxy Vote Override/Decision Form, which is set forth in Schedule C.

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7. REFERRAL OF VOTING DECISION BY ISS TO MACKAY SHIELDS

7.1 In the event that the Standard Guidelines or a client's Custom Guidelines do not address how a proxy should be voted on a specific proposal for an issuer and ISS has not made a recommendation as to how such proxy should be voted, ISS will so advise MacKay Shields. In that event, the Legal/Compliance Department will request that the appropriate portfolio manager make a voting recommendation and complete a Proxy Vote Override/Decision Form.

7.2 In the event that the Standard Guidelines or a client's Custom Guidelines require a "case-by-case" determination on a particular proxy vote and ISS has not made a recommendation as to how such proxy should be voted, ISS will so advise MacKay Shields. In that event, the Legal/Compliance Department will request that the appropriate portfolio manager make a voting recommendation and complete a Proxy Vote Override/Decision Form.

7.3 In the event that ISS determines that a conflict of interest exists as a result of which ISS is precluded from making a recommendation as to how a proxy should be voted on a specific proposal for an issuer, ISS will so advise MacKay Shields. In that event, the Legal/Compliance Department will request that the appropriate portfolio manager make a voting recommendation and complete a Proxy Vote Override/Decision Form.

8. CONFLICTS OF INTEREST

8.1 The Firm's portfolio managers may make proxy voting decisions in connection with (i) overriding the Standard Guidelines or an ISS voting recommendation pursuant to Section 6, or (ii) deciding on a vote pursuant to Section 7. In such event, the portfolio managers have an affirmative duty to disclose any potential conflict of interest known to them that exists between the Firm and the client on whose behalf the proxy is to be voted ("Conflict").

8.2. By way of example, Conflicts may exist in situations where the Firm is called to vote on a proxy involving an issuer or proponent of a proxy proposal regarding the issuer where MacKay Shields or an affiliated person of the Firm also:

      o     Manages the issuer's or proponent's pension plan;
      o     Administers the issuer's or proponent's employee benefit plan;
      o Provided brokerage, underwriting, insurance or banking services to the issuer or proponent; or
      o     Manages money for an employee group.


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Additional Conflicts may exist, among others, if an executive of the Firm or its control affiliates is a close relative of, or has a personal or business relationship with:

      o     An executive of the issuer or proponent;
      o     A director of the issuer or proponent;
      o     A person who is a candidate to be a director of the issuer;
      o     A participant in the proxy contest; or
      o     A proponent of a proxy proposal.

8.3 Whether a relationship creates a Conflict will depend on the facts and circumstances. Even if these parties do not attempt to influence the Firm with respect to voting, the value of the relationship to MacKay Shields or an affiliate can create a Conflict.

8.4 After a Proxy Vote Override/Decision Form is completed pursuant to Sections 6 or 7, such Form, which elicits information as to whether a potential Conflict exists, must be submitted to the Legal/Compliance Department for review. If the Firm's General Counsel ("GC") or Chief Compliance Officer ("CCO") determines that there is no potential Conflict, the GC or CCO or their designee may instruct ISS to vote the proxy issue as set forth in the completed Form.

8.5 If the GC or CCO determines that there exists or may exist a Conflict, he or she will refer the issue to the Compliance Committee for consideration by convening (in person or via telephone) an emergency meeting of the Compliance Committee. For purposes of this Policy, a majority vote of those members present shall resolve any Conflict. The Compliance Committee will consider the facts and circumstances of the pending proxy vote and the potential or actual Conflict and make a determination as to how to vote the proxy - i.e., whether to permit or deny the recommendation of the portfolio manager, or whether to take other action, such as delegating the proxy vote to an independent third party or obtaining voting instructions from clients.

8.6 In considering the proxy vote and potential Conflict, the Compliance Committee may review the following factors, including but not limited to:

      o The percentage of outstanding securities of the issuer held on behalf of clients by the Firm.
      o The nature of the relationship of the issuer or proponent with the Firm, its affiliates or its executive officers.
      o Whether there has been any attempt to directly or indirectly influence the portfolio manager's decision.
      o Whether the direction (for or against) of the proposed vote would appear to benefit the Firm or a related party.
      o Whether an objective decision to vote in a certain way will still create a strong appearance of a Conflict.

MacKay Shields may not abstain from voting any such proxy for the purpose of avoiding Conflict.

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9. SECURITIES LENDING

If MacKay Shields portfolio managers or their designees become aware of an upcoming shareholder meeting where there is an important vote to be taken, or become aware of a request for consent of security holders on a material matter affecting the investment, MacKay Shields will consider whether to request that clients call back securities loans, if applicable. In determining whether to request that clients call back securities loans, the relevant portfolio manager(s) shall consider whether the benefit to the client in voting the matter or giving or withholding consent outweighs the benefit to the client in keeping the security on loan. There may be instances when MacKay Shields may not be aware of the upcoming shareholder meeting or request for consent with sufficient time in advance to make such a request, or when MacKay Shields' request that a client call back a securities loan in sufficient time to vote or give or withhold consent may not be successful.

10. REPORTING

Upon request, MacKay Shields shall report annually (or more frequently if specifically requested) to its clients on proxy votes cast on their behalf. MacKay Shields will provide any client who makes a written or verbal request with a copy of a report disclosing how MacKay Shields voted securities held in that client's portfolio. The report will generally contain the following information:

      o     The name of the issuer of the security;
      o     The security's exchange ticker symbol;
      o     The security's CUSIP number;
      o     The shareholder meeting date;
      o     A brief identification of the matter voted on;
      o Whether the matter was proposed by the issuer or by a security holder;
      o Whether MacKay Shields cast its vote on the matter on behalf of the client;
      o     How MacKay Shields voted on behalf of the client; and
      o Whether MacKay Shields voted for or against management on behalf of the client.

11. RECORD-KEEPING

Either MacKay Shields or ISS as indicated below will maintain the following records:

      o A copy of the Policy and MacKay's Standard Guidelines and Custom Guidelines;
      o A copy of each proxy statement received by MacKay Shields or forwarded to ISS by the client's custodian regarding client securities;
      o     A record of each vote cast by MacKay Shields on behalf of a client;
      o A copy of all documents created by MacKay Shields that were material to making a decision on the proxy voting (or abstaining from voting) of client securities or that memorialize the basis for that decision including the resolution of any Conflict, a copy of all guideline override requests and all supporting documents; and
      o A copy of each written request by a client for information on how MacKay Shields voted proxies on behalf of the client, as well as a copy of any written response by MacKay Shields to any request by a client for information on how MacKay Shields voted proxies on behalf of the client; records of oral requests for information or oral responses will not be kept.

Such records must be maintained for at least eight years, the first two years in an appropriate office of MacKay Shields.

12. REVIEW OF VOTING AND GUIDELINES

As part of its periodic reviews, MacKay Shields' Legal/Compliance Department will conduct an annual review of the prior year's proxy voting as well as the guidelines established for proxy voting. Documentation shall be maintained of this review and a report setting forth the results of the review will be presented annually to the Compliance Committee.

13. HOW TO REQUEST INFORMATION ON HOW THE FIRM VOTED PROXIES

Clients may, at anytime, request and receive information from MacKay Shields as to how the Firm voted proxies for securities held in their account. Any such proxy information request should be in writing and mailed or faxed [(212)-935-1083] to MacKay Shields Client Services Department at:

         MacKay Shields LLC
         1345 Avenue of the Americas
         New York, NY 10105
         ATTN:  Client Services


ATTACHMENTS:

Exhibit A  - Summary of Standard Guidelines for non-union clients

Exhibit B  - Summary of Standard Guidelines for union clients (Taft-Hartley)

Schedule C - Proxy Vote Override/Decision Form


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                                   SCHEDULE C

                       Proxy Vote Override/Decision Form

Portfolio Manager Requesting Override/Making Decision:


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Portfolio Management Product Area (check one):
[ ] Municipal           [ ] Global Fixed Income         [ ] Convertible
[ ] High Yield

Security Issuer:
                ----------------------------------------------------------------

Security's exchange ticker symbol:
                                   ---------------------------------------------

Cusip #:
        ------------------------------------------------------------------------

# of Shares held/par amount held:
                                 -----------------------------------------------

Percentage of outstanding shares/par amount held:
                                                 -------------------------------

Type of accounts holding security: Mutual Funds (name each fund):
                                                                 ---------------

                                   Separate Accounts (specify number):
                                                                      ----------

                                   Other (describe):
                                                    ----------------------------

Applicable Guidelines (check one):      [ ] MacKay Standard (A or B)
                                        [ ] Other (specify):
                                        [ ] N/A

Shareholder/Bondholder/Lender Meeting Date:
                                           -------------------------------------

Response Deadline:
                  --------------------------------------------------------------

Brief Description of the Matter to be Voted On:

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Proposal Type (check one):
[ ] Management Proposal
[ ] Shareholder Proposal (identify proponent:                                  )
                                             ----------------------------------

Recommended vote by issuer's
management (check one):               [ ] For  [ ] Against  [ ] N/A

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Recommended vote by ISS (check one):  [ ] For  [ ] Against  [ ] Abstain  [ ] N/A
                                      [ ] No Recommendation

Portfolio manager recommended
vote (check one):                     [ ] For  [ ] Against  [ ] Abstain


Describe in detail why you believe this override/decision is in the client's best interest (attach supporting documentation):

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Are you aware of any relationship between the issuer, or its officers or directors, and MacKay Shields or any of its affiliates?

        [ ] No          [ ] Yes (describe below)

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Are you aware of any relationship between the issuer, including its officers or directors, and any executive officers of MacKay Shields or any of its affiliates?

        [ ] No          [ ] Yes (describe below)

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Are you aware of any relationship between the proponent of the proxy proposal
(if not the issuer) and MacKay Shields or any of its affiliates?

        [ ] No          [ ] Yes (describe below)

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Are you aware of any relationship between the proponent of the proxy proposal
(if not the issuer) and any executive officers of MacKay Shields or any of its affiliates?

        [ ] No          [ ] Yes (describe below)

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Has anyone (outside of your portfolio management area) contacted you in an attempt to influence your decision to vote this proxy matter?

        [ ] No          [ ] Yes

If yes, please describe below who contacted you and on whose behalf, the manner in which you were contacted (such as by phone, by mail, as part of group, individually etc.), the subject matter of the communication and any other relevant information, and attach copies of any written communications.

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Are you aware of any facts related to this proxy vote that may present a potential conflict of interest with the interests of the client(s) on whose behalf the proxies are to be voted?

        [ ] No          [ ] Yes (describe below)

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Certification:

The undersigned hereby certifies that to the best of his or her knowledge, the above statements are complete and accurate, and that such override/decision is in the client(s)' best interests without regard to the interests of MacKay Shields or any related parties.

                                        Date:
                                             -----------------------------------
Name:
     ---------------------------------

Title:
      --------------------------------

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Product Head Concurrence with Override Request/Decision:

                                        Date:
                                             -----------------------------------
Name:
     ---------------------------------

Title:
      --------------------------------

Legal/Compliance Action:

        [ ] Override/decision approved
        [ ] Referred to Compliance Committee for Further Consideration

                                        Date:
                                             -----------------------------------
Name:
     ---------------------------------

Title:
      --------------------------------